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                                                                   Exhibit 10.50

                                PLEDGE AGREEMENT

         THE PLEDGE AGREEMENT, dated as of this 22nd day of October, 2003 (as amended, modified and supplemented from time to time, this "Agreement"), is entered into by and between CITADEL CINEMAS, INC, a Nevada corporation (the "Pledgor"), and SUTTON HILL CAPITAL, L.L.C., a New York limited liability company (together with its permitted successors and assigns, the "Pledgee").

                                   WITNESSETH:

         WHEREAS, the Pledgor wishes to induce the Pledgee to enter into a new amendment and restatement of a certain Master Lease (as defined below) with the Pledgor and to enter into certain related transactions, including the transfer of its interest in the Sutton Property, as hereinbelow defined; and

         WHEREAS, the Pledgee is unwilling to enter into the amendment and restatement of the Master Lease and the related transactions unless the Pledgor enters into a Guarantee (as defined below) and enters into this Agreement to secure Pledgor's obligations under the Guarantee;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms that are defined in the Standby Credit Agreement (as defined below) and used herein are so used as so defined, and the following terms shall have the following meanings:

         "Ancillary Security Documents" shall mean all such further documentation, including, without limitation, any guarantees, guaranteeing the performance by the Purchaser of its obligations under the Notes and/or the Mortgage and any security agreements securing the performance of the guarantor under any one or more such guarantees.

         "Citadel Reinvestment Option" means Citadel's right under the Purchase and Sale Agreement to acquire an equity interest in 205-209 East 57th Street Associates, LLC (referred to herein collectively with a title holding nominee that it may designate to hold title to the Sutton Property, as the "Purchaser").

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         "Code" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

         "Credit Bid Amount" shall mean the aggregate amount of (i) the outstanding principal balance of the Notes, (ii) all accrued and unpaid interest and late fees due under the Notes, (iii) all costs incurred by Pledgee in connection with the collection and enforcement of the Notes and the Mortgage and Ancillary Security Documents, together with any sums advanced by the Pledgee to protect the security of the Mortgage and/or any one or more of the Ancillary Security Documents, (iv) all amounts advanced by the Pledgor to protect the security of the Mortgage and/or any one or more of the Ancillary Security Documents, and (v) all costs incurred by Pledgor in connection with the exercise of the secured party's rights under the Ancillary Security Documents.

         "Event of Default" shall mean the occurrence of any of the following events: (1) an Event of Default (as defined in the Standby Credit Agreement),
(2) a default on the part of Pledgor under the Guarantee, or (3) a default on the part of the Pledgor in the due performance or observance of any covenant or obligation of the Pledgor contained herein, and, if such default under clauses
(2) or (3) is capable of cure, the continuance of such default for thirty (30) days after written notice from the Pledgee to the Pledgor; provided, however, that if such default is of a nature that it is capable of being cured but not within such thirty (30) day period and the Pledgor shall have proceeded diligently and in good faith to complete curing such default, such thirty (30) day period shall be extended to one hundred eighty (180) days.

         "Guarantee" shall mean the Guarantee from Pledgor to Pledgee entered into as of the date hereof of the obligations of Reading International, Inc., as lender under a certain Standby Credit Agreement to Pledgee as borrower and/or as a party to the Intercreditor Agreement ("Lender").

         "In Lieu Note" shall mean that certain promissory note of even date herewith in the amount of $650,000, issued by the Purchaser to Pledgor and secured by the Mortgage.

         "Intercreditor Agreement" shall mean that certain amended and restated intercreditor agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002 and as of even date herewith by and among Reading International, Inc., Nationwide Theatres, Inc. and Pledgee, as the same may be amended, modified and supplemented from time to time.

         "Master Lease" shall mean the Master Lease Agreement between Pledgee, as lessor, and Pledgor, as lessee, dated as of July 28, 2000, as amended and restated as of January 29, 2002 and as of even date herewith, as the same may be amended, modified and supplemented from time to time.

         "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment as collateral, encumbrance, lien (statutory or other), or other security agreement of any kind or

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nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Mortgage" shall mean that certain first mortgage of even date herewith securing the Notes.

         "Notes" shall mean, collectively and without differentiation, the Purchase Money Promissory Note and the In Lieu Note.

         "Obligations" shall mean any and all indebtedness, debts, obligations, and liabilities of the Pledgor to the Pledgee from time to time outstanding under the Operative Documents, whether fixed or contingent, due or not due, liquidated or unliquidated, determined or undetermined, and whether for principal, interest, fees, expenses or otherwise, including principal of and interest on any other amounts payable in respect of the Loans, if any, and including, further, any rights of subrogation or contribution arising under the Operative Documents.

         "Omnibus Amendment Agreement" shall mean that certain agreement dated as of even date herewith by and among Pledgee, Pledgor, Lender, Sutton Hill Associates (the parent of Sutton Capital), and Nationwide Theaters Corp.

         "Operative Documents" shall mean the Guarantee and any documents securing the performance of the Guarantee.

         "Pledgor Permitted Liens" shall mean (i) any rights held by the Purchaser to offset against its obligation under the Purchase Money Note the exercise price in the event that Pledgor elects to exercise the Citadel Reinvestment Option and (ii) any liens placed upon or any claims made against the Collateral, or any part or portion thereof, to the extent that such liens or claims are approved by the Pledgee and/or the result of the acts or omissions of the Pledgee.

         "Proceeds" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all interest and principal payments under the Notes, subject to the provisions of Sections 4(e) and 7.

         "Purchase Money Promissory Note" shall mean that certain purchase money promissory note of even date herewith in the amount of $13,000,000 issued by the Purchaser to Pledgor and secured by the Mortgage.

         "Purchase and Sale Agreement" means that certain purchase and sale agreement dated of even date herewith between Pledgor and Purchaser, pertaining to the sale of that certain real and personal property located at 205-209 East 57th Street and 957 Third Avenue, New York, New York, commonly known as the "Sutton Cinema" and the associated Wendy's restaurant.

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         "Standby Credit Agreement" shall mean the Amended and Restated Standby
Credit Agreement dated as of July 28, 2000, as amended and restated as of January 29, 2002, and as of even date herewith between Pledgee as borrower and Reading International, Inc. as lender, as the same may be amended, modified and supplemented from time to time.

         "Sutton Property" means the real and personal property subject to the Purchase and Sale Agreement.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Termination Date" has the meaning set forth in the Omnibus Agreement.

         SECTION 2. Grant of Security. As security for the prompt and complete payment when due of the Obligations, the Pledgor hereby assigns, pledges, transfers and grants to the Pledgee a continuing security interest in, and a lien upon, all of the Pledgor's right, title and interest in the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Collateral"):

                  a)       the Notes;

                  b)       the Mortgage;

                  c)       the Ancillary Security Documents; and

                  d) all Proceeds of any and all of the foregoing (including, without limitation, (i) all proceeds from and payments on the Notes, (ii) all benefits and proceeds of and from any related policy of title insurance and hazard insurance, (iii) all benefits and proceeds of and from any condemnation proceedings concerning the Sutton Property, (iv) all rights and benefits in and under the Notes, the Mortgage and the Ancillary Security Documents, which the Pledgor now has or may at anytime hereafter have, and (v) the Sutton Property, to the extent that Pledgee or Pledgor exercises their respective rights under the Notes, Mortgage and/or any one or more of the Ancillary Security Documents (and/or accepts a deed in lieu of foreclosure) and acquires title to such property.

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         This Agreement shall create a continuing security interest in the
Collateral which shall remain in effect until the Termination Date.

         SECTION 3. Certain Covenants Of Pledgor. Concurrently with the closing of the transaction governed by the Purchase and Sale Agreement, Pledgor shall do each of the following:

                  a) execute and deliver to Pledgee an Assignment of the Mortgage in the form attached hereto as Exhibit "A" (the "Assignment");

                  b) deliver to Pledgee the original of the Notes, endorsed in blank;

                  c) deliver to the Pledgee the original of the Ancillary Security Documents, endorsed in such form as may be reasonably required by the Pledgee in order to perfect its security interest in such Ancillary Security Documents and/or to facilitate the exercise by the Pledgee of its rights under this Agreement;

                  d) notify the maker/mortgagee under the Notes and the Mortgage (the "Obligor") in writing of this Agreement with instructions that all payments under or pursuant to the Note are to be made directly to Pledgee at Pledgee's address set forth in Section 9, below;

                  e) procure an ALTA lender's policy of title insurance with form 100 endorsement insuring Pledgor in the amount of the principal balance of the Notes that the Mortgage is a valid lien and charge on the Sutton Property, subject only to title matters approved in writing by Pledgee (the "Title Policy) and deliver the original of such policy, together with an endorsement insuring Pledgee (such endorsement to be acquired at Pledgee's cost) that, by valid assignment, the mortgagee's interest in the Mortgage has been assigned to Pledgee; and

                  f) provide Pledgee with such other documentation and information as Pledgee may reasonably request.

         SECTION 4. Further Assurances; Affirmative Covenants.

         The Pledgor covenants and agrees that, from and after the date of this Agreement until the Termination Date:

                  a) The Pledgor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that the Pledgee may reasonably request in order to

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         create, preserve, perfect and protect the security interest in the
         Collateral or to enable the Pledgee to exercise and enforce its rights and remedies hereunder or to preserve, perfect and protect the Pledgee's right, title and interest in and to the Collateral.

                  b) The Pledgor will at all times keep accurate and complete books and records with respect to the Collateral and agrees that the Pledgee or its representative shall have the right at any time and from time to time to call at the Pledgor's place of business during normal business hours to inspect and examine the books and records of the Pledgor relating to the Collateral and to make extracts therefrom and copies thereof.

                  c) The Pledgor will keep the Collateral free and clear of all security interests, liens and claims other than the security interest and lien herein granted, Pledgor Permitted Liens, Liens for Taxes and governmental charges and levies which are not delinquent, which are being contested by or on behalf of the Pledgor or which are the obligation of Pledgee or any of its Affiliates to pay pursuant to any agreements and Liens placed on the Collateral by, or arising from, the actions or inactions of, or any event or condition relating to, Pledgee or any of its Affiliates, whether or not such Liens are permitted to exist pursuant to the terms of any agreements, and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, except by assignment to the Pledgee or pursuant to the terms of this Agreement.

                  d) The Pledgor will defend the Pledgee's right, title and security interest in and to the Collateral against claims and demands of all persons whomsoever, other than any such persons who are making such claims in their capacity as claimants against and/or creditors of the Pledgee.

                  e) Notwithstanding anything in this Pledge Agreement to the contrary, at the election of Pledgor, up to five million dollars ($5,000,000) of the Proceeds of the Purchase Money Promissory Note and/or the Mortgage shall be used to fund the exercise price of the Citadel Reinvestment Option and in such event shall be released as Collateral automatically. Pledgee will execute and deliver proper instruments acknowledging such release and authorizes Pledgor to file amendments to any financing statements reflecting such release. In the event of any such release, the equity interest acquired by the Pledgor will be treated as proceeds from the Collateral, and any certificate or documentation evidencing Pledgor's interest in the Purchaser will be promptly delivered to Pledgee, together with such stock powers or transfer documents, executed in blank, as the Pledgee may reasonably request in order to perfect and/or to facilitate the enforcement of the security interest granted to it by this Agreement.

                  f) Pledgee will be responsible for all transfer and filing fees and taxes, if any, related to the granting and perfection of the security interests granted by this Agreement.

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         SECTION 5. Pledgee's Right to Assign Collateral in Lieu of Performance.
In the event that the Lender is in breach of its obligations under the Standby Line of Credit, Pledgor shall have the option, exercisable within five (5) business days to assign to Pledgee its entire ownership interest in the Purchase Money Promissory Note (and, if not previously satisfied as contemplated by Section 7, below, in the In Lieu Note), the Mortgage and the Ancillary Security Documents free and clear of all liens and other claims (other than the rights of Sutton Capital created by this Agreement and/or any Pledgor Permitted Lien). If Pledgor does so in a timely manner, then Pledgor shall be relieved of further obligations accruing under the Guarantee and this Agreement.

         SECTION 6. Remedies.

         (a) Upon the occurrence of an Event of Default, the Pledgee may, in its sole discretion, exercise with respect to the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the New York Uniform Commercial Code or other applicable law, and the Pledgee may also, upon reasonable notice as specified below, sell the Collateral at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price and upon such other terms as the Pledgee may in good faith deem commercially reasonable. The Pledgee or any of its Affiliates may be the purchaser of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for the Collateral, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral payable by such Person at such sale; provided however that in any private or public sale, the Pledgee agrees to make a bid in the amount of the Credit Bid Amount. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that at least fifteen (15) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Pledgee will not be obligated to make any sale regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement of the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was adjourned. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree.

         (b)      The proceeds of any sale of the Collateral under subsection
(a) above shall be applied in the following manner:

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                           i. FIRST, to the payment of all costs and expenses
                  reasonably incurred in connection with the sale, collection or other realization, including reasonable costs, fees and expenses of the Pledgee and its agents and counsel, all other reasonable expenses, liabilities and advances made or incurred by the Pledgee and/or the Pledgor in connection therewith (provided that the reimbursement of Pledgee's costs and expenses shall take priority over the reimbursement of the Pledgor's costs and expenses);

                           ii. SECOND, to the Pledgor in an amount equal to any
                  and all interest and late fees accrued under the Purchase Money Promissory Note;

                           iii. THIRD, to fund the obligations of the Lender
                  under the Standby Credit Facility; and

                           iv. FOURTH, the balance, if any, shall be paid to the
                  Pledgor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         The amount distributed to Pledgee pursuant to item (iii), above, shall constitute a Loan made by the Lender under, and pursuant to, the Standby Credit Agreement.

         (c) The Pledgee has the right to enforce any and all remedies provided in this Agreement, successively and concurrently, and such action will not operate to estop or prevent the Pledgee from pursuing any other remedy which the Pledgee may have at law or in equity or under any other document.

         (d) THE PLEDGOR ACKNOWLEDGES THAT ANY PRIVATE SALE OF THE COLLATERAL MAY RESULT IN PRICES AND OTHER TERMS LESS FAVORABLE TO THE PLEDGOR THAN IF SUCH SALE WERE A PUBLIC SALE AND THE PLEDGOR AGREES THAT ANY SUCH PRIVATE SALE SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER.

         (e) In the event that Pledgee becomes the owner of the Purchase Money Promissory Note (and, if not previously satisfied as contemplated by Section 7, below, the In Lieu Note), the Mortgage and the Ancillary Security Documents following a private sale or otherwise, and provided that Pledgor reimburses Pledgee all of the costs and expenses incurred by Pledgee in conducting such private sale, Pledgee agrees to use reasonable good faith efforts thereafter to initiate and pursue, in consultation and cooperation with Pledgor, foreclosure proceedings pursuant to the terms of the Mortgage. At the foreclosure, Pledgee shall make a credit bid in the amount of the Credit Bid Amount. Pledgee also agrees to use reasonable good faith efforts, again in consultation and cooperation with Pledgor, to exercise its rights under the Ancillary Security Documents, provided that Pledgor shall be responsible for advancing the costs thereof, which costs shall, to the extent permitted by the Notes, the Mortgage and/or the Ancillary

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Security Documents, be added to the indebtedness evidenced or secured thereby.
After such foreclosure, Pledgee agrees to take the following actions:

                  i) If Pledgee's bid is the high bid at the foreclosure sale (or, alternatively, if Pledgee elects, in Pledgee's sole and absolute discretion, but with Pledgor's consent, such consent not to be unreasonably withheld or delayed, accepts a deed to the Sutton Property in lieu of foreclosure), the Master Lease shall be deemed to have been automatically amended to restore the Sutton Property to the Master Lease as provided in the Omnibus Agreement.

                  ii) If Pledgee is not the successful bidder, Pledgee shall disburse the proceeds from the foreclosure as follows: (A) first, to Pledgee in an amount equal to the costs incurred by Pledgee in connection with the collection and enforcement of the Notes, the Mortgage and/or the Ancillary Security Documents, together with any sums advanced by Pledgee to protect the security of the Mortgage, (B) second, to Pledgor in an amount equal to the costs incurred by Pledgor in connection with the collection and enforcement of the Notes, the Mortgage and/or the Ancillary Security Documents, together with any sums advanced by Pledgor to protect the security of the Mortgage, (C) third, to Pledgor in an amount equal to the accrued interest and/or late fees on the Purchase Money Note, (D) fourth, to Pledgee in an amount equal to the unpaid principal under the Purchase Money Note, and
         (E) fifth, to Pledgor in an amount equal to the unpaid principal and interest under the In Lieu Note. The amount distributed to Pledgee pursuant to item (D), above, shall constitute a Loan made by the Lender under, and pursuant to, the Standby Credit Agreement.

         Except as expressly set forth above, Pledgee shall have no obligation to take any action with respect to the Notes, the Mortgage or the Ancillary Security Documents and shall incur no liability for any failure to take any such action.

         SECTION 7. Payments under Notes and Mortgage. Pledgee shall receive all payments made by the maker of the Notes as additional collateral under this Agreement, subject to the following:

                  a) Provided Pledgor is not in default under the terms of the Guaranty, Pledge will, upon the request of Pledgor in the form of a declaration that it intends to promptly surrender such In Lieu Note to the maker thereof for payment, promptly release and reassign to the Pledgor the In Lieu Promissory Note so that the same may be so tendered for payment by the Pledgee, and any payments of interest on the Purchase Money Note and any payment of interest, late fees and/or principal on the In Lieu Note shall be remitted to Pledgor promptly following receipt by Pledgee and will not be treated as Proceeds or Collateral under this Agreement;

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                  b)       Payments in reimbursement for sums advanced by
         Pledgor or Pledgee to protect the security of the Mortgage, shall be remitted to, or retained by, the party who advanced such sums, as appropriate, it being understood that the first dollars paid by the maker of the Purchase Money Note shall, in the event of advances make by both Pledgor and Pledgee shall be in reimbursement of the amounts advanced by Pledgee; and

                  c) Payments of principal on the Purchase Money Note may, in the Pledgee's discretion, be retained by Pledgee as Proceeds for purposes of securing the obligation of the Lender to make advances under the Standby Credit Agreement.

         SECTION 8. Pledgee Appointed Attorney-in-Fact.

         Upon the occurrence and during the continuance of an Event of Default which is not waived by the Pledgee, the Pledgor hereby irrevocably makes, constitutes and appoints the Pledgee or any of its officers or designees its true and lawful attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuation of an Event of Default which is not waived by the Pledgee, to take any action, to execute any instruments and to exercise any rights, privileges, elections or power of the Pledgor pertaining or relating to the Collateral which the Pledgee may reasonably deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Agreement.

         SECTION 9. Pledgee May Perform. If the Pledgor fails to perform any agreement, the Pledgee may (but shall not be obligated to) itself perform, or cause performance of, such agreement; provided, however, that the Pledgee shall first have provided to the Pledgor five (5) Business Days' prior written notice of the Pledgee's intention so to act (except in cases of emergency when no such notice shall be required). Any sums expended by the Pledgee pursuant to this
Section 9 shall be added to the Obligations and secured by the Collateral.

         SECTION 10. Amendments, etc. No amendment, waiver or modification of any provision of this Agreement, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing making specific reference to this Agreement and such amendment, waiver, modification or consent shall be consented to in one or more writings and signed by the Pledgor and the Pledgee, and then such amendment, waiver, modification or consent shall be effective only in the specific instance for the specific purpose for which given.

         SECTION 11. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon the Pledgor and
(c) inure to the benefit of the Pledgee and

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its successors and assigns. If the Pledgee shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Pledgee, then and in every such case, the Pledgor and the Pledgee shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all right, remedies and powers of the Pledgee shall continue as if no such proceeding had been instituted.

         SECTION 12. Notices. All notices, offers, acceptances, approvals, waivers, requests, demands and other communication hereunder or under any Operative Document shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this
Section 12. All notices shall be effective upon delivery to the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

         (a)      If to the Pledgor:
                  Citadel Cinemas, Inc.
                  c/o Reading International, Inc.
                  550 South Hope Street
                  Suite 1825
                  Los Angeles, CA 90071
                  Attention: Chief Financial Officer
                  Telecopier No.: (213) 235-2229

with required copies to:

                  S. Craig Tompkins
                  Reading International, Inc.
                  550 South Hope Street
                  Suite 1825
                  Los Angeles, CA 90071
                  Telecopier No. (213) 235-2229

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         (b)      If to the Pledgee:
                  Sutton Hill Capital, L.L.C.
                  120 North Robertson Blvd.
                  Los Angeles, California 90048
                  Attention: Legal Department
                  Telecopier: (310) 652-6490

         with required copies to:

                  Ira Levin
                  Pacific Theatres
                  120 North Robertson Boulevard
                  Los Angeles, CA  90048
                  Telecopier: (310) 652-6490

Each such notice, request or other communication shall be effective when actually received.

         SECTION 13. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED AT, AND SHALL BE EFFECTIVE WHEN EXECUTED BY THE PLEDGOR AND THE PLEDGEE IN, NEW YORK, NEW YORK, WHEREUPON THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE IN NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         SECTION 16. Benefits. The rights and privileges of the Pledgee hereunder shall inure to the benefit of its successors and assigns and the obligations of the Pledgor shall be binding on the Pledgor's successors and assigns.

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

         SECTION 17. Powers Coupled With An Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         SECTION 18. Paragraph Headings. The Article and Section headings in this Agreement and the table of contents are for convenience of reference only and shall not affect the construction hereof or be taken into consideration in the interpretation hereof.

         SECTION 19. Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PLEDGOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 18 HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.

         SECTION 20. Termination. Upon the Termination Date, this Agreement shall terminate and the Pledgee at the request of the Pledgor will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee. Pledgee authorizes Pledgor to file termination statements in connection with such termination.

         SECTION 21. Limited Recourse. No recourse for the payment of the principal of, or interest on, the Obligations or obligations of the Pledgor hereunder or any other amount due under this Agreement, or for any claim based thereon or otherwise in respect thereof or hereof, shall be had against any direct or indirect partner or owner of the Pledgor or any incorporator, partner, shareholder, officer, member, Affiliate or director, as such, past, present or future, of any such direct or indirect partner. Nothing contained in this
Section 21 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and the other documents referred to herein, of rights and remedies against the Collateral, or any other Person expressly undertaking in writing obligations in connection with the transactions contemplated hereby. In no event shall the Pledgor have any liability to the Pledgee hereunder for any lost or prospective profits or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages (in tort, contract or otherwise). The parties further agree that no claim for direct damages by a party hereunder shall include any amounts for which such party has been reimbursed or is entitled to be reimbursed under any insurance required to be obtained under the Master Lease or acquired in connection therewith.

         SECTION 22. Cumulative Rights; No Waiver. No failure on the part of the Pledgee to exercise, no course of dealing with respect to, and no delay on the part of the Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    PLEDGOR:

                                    CITADEL CINEMAS, INC.

                                    By: /s/ S. Craig Tompkins
                                        --------------------------------------
                                            Name: S. Craig Tompkins
                                            Title: Vice Chairman

                                    PLEDGEE:

                                    SUTTON HILL CAPITAL, L.L.C.

                                    By: /s/ James D. Vandever
                                        --------------------------------------
                                            Name: James D. Vandever
                                            Title: Vice President

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